CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A our report dated September 23, 2014, relating to the financial statements of Aspiration Flagship Fund (the "Fund"), a series of Aspiration Funds, as of July 31, 2014, and to the references to our firm under the headings "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information.

COHEN FUND AUDIT SERVICES, LTD.
Cleveland, Ohio
September 23, 2014